EXHIBIT 10.5

___________ __, 20__

[Name of Recipient]
[Address]

Notice of Grant of Performance-Based Restricted Stock Units

Dear [Name]:

Congratulations! You have been granted a performance-based restricted stock unit award (the “Award”) pursuant to the terms and conditions of the [Verint Systems Inc. 2010 Long-Term Stock Incentive Plan][Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan (assumed by the Company)], as modified by any sub-plan, addendum, or supplement applicable to you under Section 16 of the Agreement (as defined below) (the “Plan”) and the attached Verint Systems Inc. (the “Company”) Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”). The details of your Award are specified below and in the attached Agreement. Capitalized terms used in this Notice of Grant and not otherwise defined shall have the meanings given in the Plan or the Agreement.

Granted To:        [Name]
ID#:            [ID Number]

Grant Date:        [____________], 20__

Target Number
of Units Granted:        [Number] (with the opportunity to earn up to
[Number]1 additional restricted stock units)2

Price Per Unit:        U.S.$0.00

Vesting Schedule:
The restricted stock units granted hereby shall vest on the dates or at the times set forth in the Agreement, upon the achievement of specified performance goals, but in any event, no earlier than [________], 20__.

Verint Systems Inc.

1 Not to exceed 100% of the Target Number of Units (or such lower percentage as specified by the grant resolutions).
2 Note that the maximum number of Restricted Stock Units granted is subject to the approval of the Compensation Committee.

By my signature below or my electronic acceptance hereof (if provided to me electronically), I hereby acknowledge my receipt of this Award granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the Agreement. I agree that the Award is subject to all of the terms and conditions of this Notice of Grant, the Plan, and the Agreement.

If I am a resident of Canada, I also acknowledge having requested that this Notice and all documents referred to herein be drafted in the English language. Je reconnais également avoir exigé que ce document ainsi que tout document auquel ce document fait référence, soient rédigés en langue anglaise.

Signature: _______________________________    Date: ______________

VERINT SYSTEMS INC.

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

This Performance-Based Restricted Stock Unit Award Agreement (“Agreement”) and the [Verint Systems Inc. 2010 Long-Term Stock Incentive Plan][Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan (assumed by the Company)], as modified by any sub-plan, addendum, or supplement applicable to you under Section 16 of the Agreement (the “Plan”) govern the terms and conditions of the Performance-Based Restricted Stock Unit Award (the “Award”) specified in the Notice of Grant of Performance-Based Restricted Stock Units (the “Notice of Grant”) delivered herewith entitling the person to whom the Notice of Grant is addressed (“Grantee”) to receive from Verint Systems Inc. (the “Company”) the target number of performance-based restricted stock units indicated in the Notice of Grant and the opportunity to earn additional restricted stock units (if provided for in the Notice of Grant), as described herein, subject to the terms and conditions of this Agreement.

1	RESTRICTED STOCK UNITS; VESTING

1.1Grant of Performance-Based Restricted Stock Units.

(a)
Subject to the terms of this Agreement, the Company hereby grants to Grantee the target number of performance-based restricted stock units (as may be further defined under the terms of the Plan, “Restricted Stock Units”) indicated in the Notice of Grant (the “Target Units”), and the opportunity to earn additional Restricted Stock Units (if provided for in the Notice of Grant),[3] as described herein, (the “Overachievement Units”, and together with the Target Units, the “Total Units”), vesting of which depends upon the Company’s performance during the Performance Period (defined below).

(b)
Grantee’s right to receive all or any portion of the Total Units will be contingent upon the Company’s achievement of one or more performance goals specified in a performance matrix attached as an exhibit to this Agreement (the “Performance Matrix”) measured over the period from [________] through [________] (the “Performance Period”).

(c)
The performance goal(s) and related “Target”, “Threshold”, and “Maximum” levels (as described below) and any associated definitions for the Performance Period are memorialized in the Performance Matrix attached as Exhibit A hereto.

(d)
If and when the Restricted Stock Units vest in accordance with the terms of the Plan, this Agreement, and the Notice of Grant without forfeiture, and upon the satisfaction of all other applicable conditions as to the Restricted Stock Units, one Share shall be issuable to Grantee for each Restricted Stock Unit that vests on such date, which Shares, except as otherwise provided herein or in the Notice of Grant, will be free of any Company-imposed transfer restrictions. Any fractional Restricted Stock Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

1.2Achievement of Payout Percentages and Vesting of Performance-Based Restricted Stock Units.

(a)
Below Threshold. If upon conclusion of the Performance Period, achievement of a performance goal falls below the “Threshold” level for such performance goal, as set forth in the Performance Matrix, a payout percentage of 0% in respect of such performance goal shall be achieved.

3 Note that the maximum number of Restricted Stock Units granted is subject to the approval of the Compensation Committee.

(b)
At a Level or Between Levels. If, upon conclusion of the Performance Period, achievement of a performance goal equals a specified level for such performance goal as set forth in the Performance Matrix (other than the “Maximum” level), the payout percentage specified for such level in the Performance Matrix shall be achieved. However, if, upon conclusion of the Performance Period, achievement of a performance goal exceeds a specified level for such performance goal as set forth in the Performance Matrix (e.g., above the “Threshold” level but less than the “Maximum” level), the payout percentage shall be calculated on a linear basis based on (i) where the actual achievement of such performance goal falls between the two nearest specified levels as set forth in the Performance Matrix and (ii) the corresponding payout percentages specified in the Performance Matrix. Notwithstanding the foregoing, if, upon conclusion of the Performance Period, achievement of such performance goal exceeds the “Target” level (but is less than the “Maximum” level) the payout percentage in respect of such performance goal shall only exceed the payout percentage specified for the Target level if the Notice of Grant indicates that Overachievement Units are eligible to be earned.

(c)
Equals or Exceeds Maximum. If the Notice of Grant indicates that Overachievement Units are eligible to be earned, and upon conclusion of the Performance Period, achievement of a performance goal equals or exceeds the “Maximum” level for such performance goal, as set forth in the Performance Matrix, the payout percentage indicated on the Performance Matrix for “Maximum” performance in respect of such performance goal shall be achieved.

(d)
Vesting of Units; Independence of Performance Goals. Subject to Section 1.2(e), the number of Restricted Stock Units that will vest in the Performance Period shall, unless otherwise specified in the Performance Matrix, be determined by multiplying the “combined average payout percentage achieved” by the number of Target Units eligible to be earned. The “combined average payout percentage achieved” shall, unless otherwise specified in the Performance Matrix, be the quotient of (A) and (B), where (A) is the sum of the actual payout percentages achieved for each performance goal, and (B) is the number of performance goals. If the foregoing calculation would result in the vesting of a fraction of a Restricted Stock Unit, the result of the calculation will be rounded down to the nearest whole Restricted Stock Unit.

(e)
Determination of Earned Award. Not later than 60 days following the Board’s receipt of the Company’s audited financial statements covering the Performance Period, the Committee will determine (i) whether and to what extent the performance goal(s) have been satisfied, (ii) the number of Restricted Stock Units that shall have become vested hereunder pursuant to the terms hereof, and (iii) whether all other conditions to receipt of the Shares have been met. The Committee’s determination of the foregoing shall be final and binding on Grantee absent a showing of manifest error. Notwithstanding any other provision of this Agreement, no Restricted Stock Units shall vest (x) until the Committee has made the foregoing determinations for the Performance Period and (y) prior to the date discussed in the next paragraph.

(f)
Time Vesting Limitation. Notwithstanding the determination of the Board or the Committee pursuant to the previous paragraph, no Restricted Stock Units will vest prior to the date specified in the Notice of Grant.

(g)	Other Vesting Provisions. Any Restricted Stock Units that do not become vested based on the foregoing provisions will be automatically forfeited by Grantee without consideration.

1.3Forfeiture.

(a)
Except as otherwise provided herein, Grantee’s right to receive any of the Restricted Stock Units is contingent upon his or her remaining in the Continuous Service of the Company or a Subsidiary or Affiliate through the respective vesting dates specified in the Notice of Grant and hereunder. If Grantee’s Continuous Service terminates for any reason, all Restricted Stock Units which are then unvested shall, unless otherwise determined by the Board or the Committee in its sole discretion or subject to a separate written agreement between the parties, be cancelled and the Company shall thereupon have no further obligation thereunder. For the avoidance of doubt, subject to a separate written agreement between the parties, Grantee acknowledges and agrees that he or she has no expectation that any Restricted Stock Units will vest on the termination of his or her Continuous Service for any reason and that he or she will not be entitled to make a claim for any loss occasioned by such forfeiture as part of any claim for breach of his or her employment or service contract or otherwise.

1.4Delivery.

(a)
Subject to Section 1.6 and any other applicable conditions hereunder, as soon as administratively practicable following the vesting of Restricted Stock Units in accordance with the terms of this Agreement (but in no event later than the date the short-term deferral period under Section 409A of the Code expires with respect to such vested Shares), the Company shall issue the applicable Shares and, at its option, (i) deliver or cause to be delivered to Grantee a certificate or certificates for the applicable Shares or (ii) transfer or arrange to have transferred the Shares to a brokerage account of Grantee designated by the Company.

(b)
Notwithstanding the foregoing, the issuance of Shares upon the vesting of a Restricted Stock Unit shall be delayed in the event the Company reasonably anticipates that the issuance of Shares would constitute a violation of U.S. federal securities laws, other applicable law, or Nasdaq rules. If the issuance of the Shares is delayed by the provisions of this paragraph, such issuance shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause such a violation. For purposes of this paragraph, the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code or other tax legislation applicable to Grantee is not considered a violation of applicable law.

1.5Restrictions.

(a)
Except as provided herein, Grantee shall not have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares as provided in the Plan.

(b)	The Award is subject to the transferability restrictions under the Plan.

1.6Tax; Withholding.

(a)
The Company shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company or its Subsidiary with respect to any income recognized by Grantee with respect to the Restricted Stock Units or the issuance of Shares pursuant to the terms of the Restricted Stock Units.

(b)
Neither the Company nor any Subsidiary, Affiliate or agent makes any representation or undertaking regarding the treatment of any tax or withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company and its Subsidiaries and Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate Grantee’s tax liability and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to Grantee with respect thereto.

(c)	Notwithstanding the withholding provision in the Plan:

(i)
If in the tax jurisdiction in which Grantee resides, a tax withholding obligation arises upon vesting of the Award (regardless of when the Shares underlying the Award are delivered to Grantee), or for non-employee directors of the Company in any jurisdiction, on each date the Award actually vests, if (1) the Company does not have in place an effective registration statement under the Securities

Act of 1933, as amended (the “Securities Act”) or there is not a Securities Act exemption available under which Grantee may sell Shares or (2) Grantee is subject to a Company-imposed trading blackout, then unless Grantee has made other arrangements satisfactory to the Company, the Company will (x) with respect to employees of the Company, withhold from the Shares to be delivered to Grantee such number of Shares as are sufficient in value (as determined by the Company in its sole discretion) to cover the minimum amount of the tax withholding obligation and (y) with respect to non-employee directors of the Company, settle 40% of the portion of the Award then vesting in cash by paying Grantee cash (in accordance with the Company’s normal payroll practices) equal to the Fair Market Value of one Share for each Restricted Stock Unit being settled in such manner.

(ii)
If in the tax jurisdiction in which Grantee resides a tax withholding obligation arises upon delivery of the Shares underlying the Restricted Stock Units (regardless of when vesting occurs), then following each date the Award actually vests, the Company will defer the delivery of the Shares otherwise deliverable to Grantee until the earliest of (1) the date Grantee’s employment with the Company (or a Subsidiary or Affiliate) is terminated (by either party), (2) the date that the short-term deferral period under Section 409A of the Code expires with respect to such vested Shares, or (3) the date on which the Company has in place an effective registration statement under the Securities Act or there is a Securities Act exemption available under which Grantee may sell Shares and on which Grantee is not subject to a Company-imposed trading blackout (the earliest of such dates, the “Delivery Date”). If on the Delivery Date (1) the Company does not have in place an effective registration statement under the Securities Act or there is not a Securities Act exemption available under which Grantee may sell Shares or (2) Grantee is subject to a Company-imposed trading blackout, then unless Grantee has made other arrangements satisfactory to the Company, the Company will withhold from the Shares to be delivered to Grantee such number of Shares as are sufficient in value (as determined by the Company in its sole discretion) to cover the minimum amount of the tax withholding obligation.

(d)
Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with the Award, regardless of any action the Company or any of its Subsidiaries, Affiliates or agents takes with respect to any tax withholding obligations that arise in connection with the Award. Accordingly, Grantee agrees to pay to the Company or its relevant Subsidiary or Affiliate as soon as practicable, including through additional payroll withholding (if permitted under applicable law), any amount of required tax withholding that is not satisfied by any such action of the Company or its Subsidiary or Affiliate.

(e)
The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of Shares of common stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of Grantee’s transactions under this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such rule is applicable to transactions by Grantee.

1.7Detrimental Activity. In the event the Company determines or discovers during or after the course of Grantee’s employment or service that Grantee committed an act during the course of employment or service that constitutes or would have constituted Cause for termination, the Committee shall have the right, to the maximum extent permissible under applicable law, to cancel any or all of Grantee’s then outstanding Awards (whether or not vested).

1.8Erroneously Awarded Compensation. The Award, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, may be subject to a claw back policy or other incentive compensation policy established from time to time by the Company to comply with such Act.

2	CERTAIN DEFINITIONS

Defined terms not defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. For the avoidance of doubt, in each instance that the term “Company” is used in the Plan, “Company” shall mean Verint Systems Inc.

3	REPRESENTATIONS OF GRANTEE

Grantee hereby represents to the Company that Grantee has read and fully understands the provisions of this Agreement, and Grantee acknowledges that Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award. Grantee acknowledges that this Agreement has not been reviewed or approved by any regulatory authority in his or her country of residence or otherwise.

4	NOTICES

All notices or communications under this Agreement shall be in writing, addressed as follows:
To the Company:

Verint Systems Inc.
330 South Service Road
Melville, NY 11747-3201
U.S.A.
+(631) 962-9600 (phone)
+(631) 962-9623 (fax)
Attn: Chief Legal Officer
To Grantee:

as set forth in the Company’s payroll
records

Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given. Grantee will promptly notify the Company in writing upon any change in Grantee’s mailing address or e-mail address.

5	BINDING AGREEMENT

This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Grantee and the assigns and successors of the Company.

6	ENTIRE AGREEMENT; AMENDMENT

The Plan, this Agreement and the Notice of Grant represent the entire agreement of the parties with respect to the subject matter hereof. Subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of Grantee or any holder or beneficiary of the Award previously granted shall not be effective as to Grantee without the written consent of Grantee, holder or beneficiary, further, provided, that the consent of Grantee or any holder or beneficiary shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder, including as a result of the implementation of any recoupment policy the Company adopts to comply with the requirements set forth in the Dodd-Frank Act and (b) Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance, or any other applicable equivalent tax law, rule, or regulation, as the Company deems appropriate or advisable.

7	GOVERNING LAW

The rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of New York, applied without giving effect to its conflict of laws principles. Each party to this Agreement hereby consents and submits himself, herself or itself to the jurisdiction of the courts of the state of New York for the purposes of any legal action or proceeding arising out of this Agreement. Nothing in this Agreement shall affect the right of the Company to commence proceedings against Grantee in any other competent jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon Grantee in any manner authorized by the laws of any such jurisdiction. Grantee irrevocably waives:
(a)    any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section; and
(b)    any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

8	SEVERABILITY

If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or this Agreement, or would disqualify this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, person or this Agreement and the remainder of this Agreement shall remain in full force and effect.

9	ONE-TIME GRANT; NO RIGHT TO CONTINUED SERVICE OR PARTICIPATION; EFFECT ON OTHER PLANS

The award evidenced by this Agreement is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards, even if awards have been made repeatedly in the past. Further, the Award is made outside the scope of the Grantee’s employment contract, if any, unless otherwise expressly provided therein. Neither this Agreement nor the Notice of Grant shall be construed as giving Grantee the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Subsidiary or Affiliate of the Company. Further, the Company or a Subsidiary or Affiliate of the Company may at any time dismiss Grantee from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any applicable employment contract or agreement. In the event that the Grantee is not an employee of the Company, the grant of the Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of the Award will not be interpreted to form an employment contract with the Company or any Affiliate or Subsidiary of the Company. Payment received by Grantee pursuant to this Agreement and the Notice of Grant shall not be considered part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any overtime, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company or any Subsidiary or Affiliate in which Grantee may be enrolled, except as provided under the terms of such plans, or as determined by the Board.

10	NATURE OF THE GRANT

In accepting the Award, the Grantee acknowledges that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)the Grantee’s participation in the Plan is voluntary;

(c)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(d)if the Grantee receives Shares upon vesting of the Award, the value of such Shares may increase or decrease in value; and

(e)in consideration of the grant of the Award, no claim or entitlement to compensation or damages arises from diminution in value of the Award received upon vesting of the Award or, except as otherwise provided herein or under a separate agreement between the parties, from the termination of the Award resulting from termination of the Grantee’s Service to the Company or an Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and, subject to the foregoing, the Grantee irrevocably releases the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

11	NO STRICT CONSTRUCTION

No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of this Agreement, the Notice of Grant or any rule or procedure established by the Committee.

12	USE OF THE WORD “GRANTEE”

Wherever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or the laws of descent and distribution, the word “Grantee” shall be deemed to include such person or persons.

13	FURTHER ASSURANCES

Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement.

14	CONSENT TO TRANSFER PERSONAL DATA

The Company and its Subsidiaries hold certain personal information about Grantee, that may include Grantee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares of stock held in the Company, or details of any entitlement to Shares of stock awarded, canceled, purchased, vested, or unvested, for the purpose of implementing, managing, and administering the Award or the Agreement (“Data”). Grantee hereby agrees that the Company and/or its Subsidiaries may transfer Data amongst themselves as necessary for the purpose of implementation, administration, and management of Grantee’s participation in the Award or the Agreement, and the Company and/or any of its

Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Award or the Agreement. These recipients may be located throughout the world, including outside Grantee’s country of residence (or outside of the European Economic Area, for Grantees located within the European Economic Area). Such countries may not provide for a similar level of data protection as provided for by local law (such as, for example, European privacy directive 95/46/EC and local implementations thereof). Grantee hereby authorizes those recipients - even if they are located in a country outside of Grantee’s country of residence (or outside of the European Economic Area, for Grantees located within the European Economic Area) - to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purpose of implementing, administering, and managing Grantee’s participation in the Award or the Agreement, including any requisite transfer of such Data as may be required for the administration of the Award or the Agreement and/or the subsequent holding of Shares of stock on Grantee’s behalf by a broker or other third party with whom Grantee or the Company may elect to deposit any Shares of stock acquired pursuant to the Award or the Agreement. Grantee is not obliged to consent to such collection, use, processing and transfer of personal data and may, at any time, review Data, require any necessary amendments to it, or withdraw the consent contained in this Section by contacting the Company in writing. However, withdrawing or withholding consent may affect Grantee’s ability to participate in the Award or the Agreement. More information on the Data and/or the consequences of withholding or withdrawing consent can be obtained from the Company’s legal department.

15	GOVERNING PLAN DOCUMENT

This Agreement is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan control.

16	CERTAIN COUNTRY-SPECIFIC PROVISIONS

For residents of the UK only:
Your Award is subject to the UK Sub-Plan under the Plan.
Grantee agrees, as a condition to its acceptance of the Award, to satisfy any requirement of the Company or any Subsidiary that, prior to vesting of all or any part of the Award, Grantee enter into a joint election under section 431(1) of the UK Income Tax (Earnings and Pensions) Act 2003, the effect of which is that the Shares issued on vesting will be treated as if they were not restricted securities.
Tax withholding obligations under this Agreement shall include, without limitation:
(i)    United Kingdom (UK) income tax; and
(ii)    UK primary class 1 (employee's) national insurance contributions.
For residents of Canada only:
Your Award is subject to the Canadian Sub-Plan under the Plan.
I acknowledge having requested that this Agreement and all documents referred to herein be drafted in the English language. Je reconnais également avoir exigé que ce document ainsi que tout document auquel ce document fait référence, soient rédigés en langue anglaise.

Tax withholding obligations under this Agreement shall include federal and provincial income tax, Canadian Pension Plan contributions, and Employment Insurance premiums (including the provincial equivalents) as applicable.
For residents of Hong Kong only:
a) The Data Protection Principles specified in the Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong) will apply to any Data upon its transfer to any place outside of Hong Kong.
b) Hong Kong Securities Law Notice.  The Restricted Stock Units and any Shares issued pursuant to the Awards do not constitute a public offering of securities under Hong Kong law and are available to any eligible person under the Plan.  The Agreement,  the Plan and other incidental communication materials (together, the “Award Agreement”) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong.  The Restricted Stock Units and any related documentation are intended only for the personal use of each eligible person under the Plan and may not be distributed to any other person.  The contents of the Award Agreement, including the Plan, have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of the Award Agreement or the Plan, you should obtain independent professional advice.
For residents of Russia only:
You acknowledge that the grant of Restricted Stock Units, the Plan and all other materials you may receive regarding participation in the Plan do not constitute an advertising or offering of securities in Russia.  The issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
You further acknowledge that in no event will Shares that may be issued to you with respect to the Restricted Stock Units be delivered to you in Russia; all Shares issued to you with respect to the Restricted Stock Units will be maintained on your behalf in the United States.
For residents of Argentina only:
Neither the award under the plan nor the underlying shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
For residents of Israel only:
By my signature on or electronic acceptance of this Agreement, I acknowledge that the Award is granted under and governed by (i) this Agreement, (ii) the Plan, a copy of which has been provided to me or made available for my review, (iii) the Israeli Supplement (“the Supplement”), a copy of which has been provided to me or made available for my review; (iv) Section 102(b)(2) of the Income Tax Ordinance (New Version) - 1961 and the Rules promulgated in connection therewith, and (v) the Trust Agreement, a copy of which has been provided to me or made available for my review. Furthermore, by my signature on or electronic acceptance of this Agreement, I agree that the Awards will be issued to the Trustee to hold on my behalf, pursuant to the terms of the Section 102, the Section 102 Rules and the Trust Agreement.
In addition, by my signature on or electronic acceptance of this Agreement, I confirm that I am familiar with the terms and provisions of Section 102, particularly the Capital Gains Track described in subsection (b)(2) thereof, and I agree that I will not require the Trustee to release the Awards or Company shares to me, or to sell the Awards or Company shares to a third party, during the Holding Period, unless permitted to do so by applicable law.

All capitalized terms in this undertaking shall have the meaning granted to them under the Supplement.
For residents of India only:

Your Award is subject to the India Addendum to the Plan.

END OF AGREEMENT

EXHIBIT A
Performance Matrix
Performance Equity Award Granted [_______], 20__
Performance Period Ending [________], 20__

Target Units for Performance Period: ______________

Total Units for Performance Period: ______________

Revenue Achieved in Performance Period[4]	Revenue Payout Percentage in Performance Period
Threshold ([__]% of Revenue Target)	[__]%
Target (100% of Revenue Target)	[__]%
Maximum ([__]% of Revenue Target)	[__]%[5]

EBITDA Achieved in Performance Period[6]	EBITDA Payout Percentage in Performance Period
Threshold ([__]% of EBITDA Target)	[__]%
Target (100% of EBITDA Target)	[__]%
Maximum ([__]% of EBITDA Target)	[__]%[7]

Relative TSR Achieved in Performance Period	Relative TSR Payout Percentage in Performance Period
Threshold (25th or < percentile Relative TSR)	[__]%
Target (50th percentile Relative TSR)	[__]%
Maximum (75th or > percentile Relative TSR)	[__]%

“Relative TSR” means the Company’s total stockholder return, on a percentile basis, relative to the companies comprising the S&P 1500 Information Technology Sector Index (the “Index”) with respect to the Performance Period, weighted equally and based on the applicable 90-day volume-weighted trailing average closing prices of such constituent companies as of the beginning and end of the Performance Period; provided that members of the Index will only be taken into account for purposes of the calculation of Relative TSR if they constitute part of the Index at both the beginning and the end of the Performance Period.

4 May include more than three data points.
5 If the Notice of Grant does not make Overachievement Units available for over-performance, replace this line of the table with “Maximum: Not Applicable”.
6 May include more than three data points.
7 If the Notice of Grant does not make Overachievement Units available for over-performance, replace this line of the table with "Maximum: Not Applicable".